SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   June 1, 2011

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Met-Pro Corporation (the “Company”), held on June 1, 2011 at The Holiday Inn Lansdale, 1750 Sumneytown Pike, Kulpsville, Pennsylvania, the shareholders: i) elected the Company’s two nominees for Directors to serve until the 2014 Annual Meeting of Shareholders, ii) approved the compensation of the Company’s named executive officers, iii) approved the holding of future advisory votes on executive compensation every year, iv) approved an amendment to the 2008 Equity Incentive Plan to authorize awards under the plan that comply with the exemption from the deduction limitations imposed under Section 162(m) of the U.S. Internal Revenue Code of 1986 and v) ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm.

The results of voting were as follows:

Election of Directors	For	Withheld	Broker Non-Votes
Judith A Spires	6,610,610	3,856,530	2,292,713
Stanley W. Silverman	6,665,392	3,801,748	2,292,713

	For	Against	Abstentions	Broker Non-Votes
Approval of the Compensation of the Company’s Named Executive Officers	9,882,074	195,997	389,069	3,082,854

	1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
Approval of the Holding of Future Advisory Votes on Executive Compensation Every Year	8,306,573	202,523	1,592,831	365,212	3,082,854

	For	Against	Abstentions	Broker Non-Votes
Approval of an Amendment to the 2008 Equity Incentive Plan to Authorize Awards Under the Plan That Comply With the Exemption From the Deduction Limitation Imposed Under Section 162(m) of the U.S. Internal Revenue Code of 1986	9,522,478	836,987	107,675	3,082,855

	For	Against	Abstentions	Broker Non-Votes
Ratification of the Appointment of Independent Registered Public Accounting Firm	13,373,009	137,001	39,984	0

The information in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  June 1, 2011
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
Chairman, Chief Executive Officer and President